UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	45-306-2270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Avenue, Suite 401 New York, New York 10018	10018
(Address of principal executive offices)	(Zip Code)

(212) 560-5195
Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401
New York, New York 10018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. William Lieberman, has resigned effective December 13, 2011 from the position of Chief Executive Officer but will remain the director of Fox Petroleum and Mr. James R. Renfro has been appointed the company's Chief Executive Officer effective December  13, 2011.  Mr. Renfro was appointed President of Fox Petroleum on August 30, 2011.

Mr. James R. Renfro, 51, is the owner and managing member of Renfro Energy, LLC has been in the oil business for nearly thirty years.  His oil and gas background includes six years with Exxon Company, USA as a petroleum engineer, one year in the Strategic Planning group of Shell Oil, and two years as an energy investment banker with EnCap Investments.  Mr. Renfro served for two years as Chief Executive Officer of a small publicly traded company, Omni Oil and Gas, Inc., and has spent more than eighteen years as a private owner and operator of independent oil and gas companies located throughout Texas and Louisiana.  Jim has done nearly $20 million dollars in private oil and gas transactions during the past two decades. Jim received his MBA in Finance from The University of Chicago  and spent three years in New York City as an investment banker in the corporate finance department at Dean Witter Reynolds Inc./Morgan Stanley

Mr. James Molloy has resigned effective December 13, 2011 as the company's Secretary and Treasurer.  Mr. Neil C. Sutcliffe has been appointed the company's Secretary and Treasurer effective December 13, 2011.

Mr. Neil C. Sutcliffe is a Petroleum geologist and geological consultant and for over 35 years and has worked as Senior Geologist for a variety of Oil and gas companies throughout his career. Since July of 2010 he has worked part time as a geological consultant to Netherland, Sewell & Associates Inc and has performed field studies for Infiniti Energy since 2009.  Mr. Sutcliffe was the Senior Gulf Coast Geologist for Reef Explorations from  2005 until 2009, and held the same position with Magnum Hunter Resources ( Formerly Prize Energy Corporation) from 1999 until 2005.  Mr. Sutcliffe was previously also the Senior Exploration Geologist for CXY Energy (Formerly Moore McComack Energy) from 1980 until 1997.  His biggest accomplishments include completing detailed field studies and subsurface mapping of the "MM Sand Unit, East Richie Field Acadia Parish, Louisiana, whereby his field study was able to show proved reserved of 12 MMBO; and the Parc Perdue Field, Vemillion Parish Louisiana, where detailed subsurface mapping and integration of 3-D seismic identified significant attic gas reserves in the Sands.  To date in excess of 6 BCFG has been produced from this project.  Mr. Sutcliffe has Bachelors of Science in Geology from the University of London, in England has attended a variety of industry schools over the years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 14, 2011	FOX PETROLEUM INC. /s/ William Lieberman
Name: William Lieberman Title: Director